UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2020

KKR Real Estate Finance Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38082	47-2009094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KREF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2020, Craig Blanchard informed KKR Real Estate Finance Trust Inc. (the “Company”) of his decision not to stand for re-election as a director on the Board of Directors (the “Board”) of the Company at the Company’s 2020 Annual Meeting of Stockholders to be held on April 27, 2020 (the “Annual Meeting”).

On March 9, 2020, the Board nominated Christen E.J. Lee, the Company’s Co-Chief Executive Officer and Co-President, as a director candidate to stand for election at the Annual Meeting. Upon his election, Mr. Lee will fill the vacancy on the Board left upon the conclusion of Mr. Blanchard’s term and is expected to assume the role of Vice Chairman of the Board.  Mr. Lee will continue to serve as an executive officer of the Company until his election to the Board.

In connection with Mr. Lee’s transition to the Vice Chairman role, the Board named Matthew Salem, the Company’s Co-Chief Executive Officer and Co-President, as the Company’s sole Chief Executive Officer, and named W. Patrick Mattson, the Company’s Chief Operating Officer and Secretary, as the Company’s President and Chief Operating Officer, in each case, effective as of March 9, 2020.

Biographical information for each of Messrs. Lee, Salem and Mattson can be found in the Company’s definitive proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 13, 2019 and is incorporated by reference herein. Messrs. Lee, Salem and Mattson will remain eligible to participate in the Amended and Restated KKR Real Estate Finance Trust Inc. 2016 Omnibus Incentive Plan.

Item 7.01  Regulation FD Disclosure.

On March 10, 2020, the Company issued a press release announcing the matters set forth in Item 5.02 above relating to Messrs. Lee, Salem and Mattson.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking statements

This Report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. The forward-looking statements speak only as of the date of this Report or as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statements except as required by law. Information about factors affecting the Company and the forward-looking statements is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and other filings with the Securities and Exchange Commission, which are available at www.sec.gov.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of KKR Real Estate Finance Trust Inc., dated March 10, 2020
104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR Real Estate Finance Trust Inc.

By:	/s/ Vincent J. Napolitano
Name: Vincent J. Napolitano
Title: Secretary

Date: March 10, 2020